Exhibit 10.1

EXECUTION VERSION

LEASE AGREEMENT

BY AND BETWEEN

OS 990 CORPORATE CENTER ASSOCIATES LLC,

a Delaware limited liability company,

AS LANDLORD,

AND

KALVISTA PHARMACEUTICALS, INC.,

a Delaware corporation,

AS TENANT

Fifth (5ᵗʰ) and First (1ˢᵗ) Floors

200 Crossing Boulevard

Framingham, Massachusetts

Exhibit 10.1

TABLE OF CONTENTS

EXHIBIT “A-1” PREMISES

EXHIBIT “A-2” PROPERTY

EXHIBIT “B” RULES AND REGULATIONS

EXHIBIT “C” NOTICE OF TERM DATES AND TENANT’S
PROPORTIONATE SHARE

EXHIBIT “D” TENANT WORK LETTER AND BUILDING STANDARD
RESPONSIBILITY MATRIX

EXHIBIT “E” ENVIRONMENTAL QUESTIONNAIRE

EXHIBIT “F” FORM OF LETTER OF CREDIT

EXHIBIT “G” TEMPORARY SPACE

Exhibit 10.1

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made and entered into as of July 16, 2024 (“Effective Date”), by and between OS 990 CORPORATE CENTER ASSOCIATES LLC, a Delaware limited liability company (“Landlord”), and KALVISTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases for the Term from Landlord certain premises located on the fifth (5ᵗʰ) Floor and the first (1ˢᵗ) Floor in the building known and numbered as 200 Crossing Boulevard, Framingham, Massachusetts (the “Building”), as designated on the plan attached hereto and incorporated herein as Exhibit “A-1” (“Premises”). The Building, the Fee Lot, the Park and all properties covered by the Declaration of Easement and Grant of Easement, as the same may be configured and constituted from time to time, and all Common Areas thereon, and all alterations and additions thereto are hereinafter referred to as the “Property” as more particularly depicted in Exhibit “A-2”.

In consideration of the foregoing, and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

Article 1
BASIC LEASE PROVISIONS

A.	Term:	The period commencing on the Commencement Date and expiring on the Expiration Date unless earlier terminated or extended as set forth in this Lease.

Commencement Date:

The earlier of (i) the date on which Tenant commences to conduct business in the Premises, or (ii) the date of Substantial Completion (as hereinafter defined) of the Tenant Improvements (as hereinafter defined) in the Premises. The Commencement Date is anticipated to be on or about April 30, 2025 (the “Target Commencement Date”); provided, however, Tenant shall lease temporary space from Landlord in accordance with Article 35 herein, commencing on the Effective Date herein, and rent for such space shall be $81,612,92 per month, provided that such rent shall be abated in accordance with Article 35 herein.

Rent Commencement Date:

The first (1st) day of the tenth (10th) month following the Commencement Date. The nine (9) month period from the Commencement Date to the Rent Commencement Date is the “Rent Abatement Period”). During the Rent Abatement Period, Annual Base Rent is payable at the rate of $979,355.00 per year ($81,612,92 per month) but shall be abated provided Tenant is not otherwise in default under the terms of this Lease.

	Expiration Date:	The last day of the tenth (10th) Lease Year (as hereinafter defined).

B.	Square Footage of the Premises:

The Square Footage of the Premises is agreed to be 32,110 rentable square feet, consisting of 27,691 rentable square feet on the Fifth (5th) Floor of the Building and 4,419 rentable square feet on the First (1st) Floor of the Building.

	Square Footage of the Building:	The Square Footage of the Building is agreed to be 125,829 rentable square feet.

C.	Base Rent:

Lease Year	Per Square Foot Base Rent	Annual Base Rent	Monthly Base Rent
Lease Year 1	$30.50	$ 979,355.00	$ 81,612.92
Lease Year 2	$31.50	$ 1,011,465.00	$ 84,288.75
Lease Year 3	$32.50	$ 1,043,575.00	$ 86,964.58
Lease Year 4	$33.50	$ 1,075,685.00	$ 89,640.42
Lease Year 5	$34.50	$ 1,107,795.00	$ 92,316.25
Lease Year 6	$35.50	$ 1,139,905.00	$ 94,992.08
Lease Year 7	$36.50	$ 1,172,015.00	$ 97,667.92
Lease Year 8	$37.50	$ 1,204,125.00	$ 100,343.75
Lease Year 9	$38.50	$ 1,236,235.00	$ 103,019.58
Lease Year 10	$39.50	$ 1,268,345.00	$ 105,695.42

D.	Tenant’s Proportionate Share:	25.52%

E.	Letter of Credit:

$652,803.36 in the form of a Letter of Credit which shall be delivered by Tenant to Landlord upon Tenant’s execution of this Lease, which Letter of Credit shall be subject to reduction in accordance with the terms of Article 4 of this Lease.

F.	Permitted Use:

General office use and, subject to Tenant’s receipt of any applicable permits and approvals, research and development, a laboratory for bench based assay development; provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, no special

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ventilation or special waste shall be permitted, and Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) the Rules and Regulations as that term is defined in Section 30(h) of this Lease, (B) all applicable laws, statutes, ordinances, governmental regulations and requirements, including, without limitation, the use of the Lab Space (as hereinafter defined), (C) all applicable zoning, building codes and the Underlying Documents as that term is defined in Section 3(c)(ii) of this Lease, and (D) the character of the Building as a first-class office and life sciences building.

G.	Broker(s)	Newmark.

H.	Parking Spaces:	Landlord shall provide exclusive, designated parking spaces at the Property, upon the terms and conditions in Article 23 hereof.

I.	Initial Installment of Base Rent:	The first full month’s Base Rent of $81,612.92 shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

J.	Lease Year:

Shall mean each consecutive twelve (12) month period beginning on the Rent Commencement Date or an anniversary of the Rent Commencement Date, provided, however, that if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Rent Commencement Date and end on the last day of the month containing the first anniversary of the Rent Commencement Date, and each succeeding Lease Year shall begin on the day following the expiration of the prior Lease Year.

K.	Common Areas

All areas and facilities outside the Premises and within the exterior boundary line of the Park that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Park and their respective employees, and visitors.

L.	Fee Lot:	The lot or parcel of land on which the Building is located and known as 200 Crossing Boulevard, Framingham, MA as more particularly depicted in Exhibit A-2.

M.	Grant of Easements	Confirmatory Grant of Easements dated February 15, 2001, recorded with the Middlesex South Registry of

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Deeds (the “Registry”) in Book 3266, Page 106, together with any future amendments thereto as permitted thereunder.

N.	Declaration of Easement	Declaration of Easements dated November 30, 1999, recorded with the Registry in Book 30981, Page 412, as amended, together with any future amendments thereto as permitted thereunder.

O.	Parking Areas	The parking areas available to the Fee Lot as provided in the Grant of Easements.

P.	Park

The term “Park” shall mean the land described in Exhibits A- 1 and A-2 of the Park Covenants together with other land hereafter added thereto under the Park Covenants and together with the buildings, structures and other improvements as may, from time to time, be constructed thereon, and all of which are referred to in the Park Covenants as the “9/90 Corporate Center”.

Q.	Park Covenants

Amended and Restated Declaration of Covenants, Restrictions, Development Standards and Easements dated August 12, 1997, recorded with the Registry in Book 27588, Page 312, together with any amendments thereto as are permitted thereunder.

Article 2
TERM/PREMISES

The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. If Landlord does not deliver possession of the Premises to Tenant on or before the Target Commencement Date (as set forth in Article 1.A, above), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder; provided however, in the event the Landlord has not delivered the Premises to Tenant within the 9-month period immediately following the Target Commencement Date, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

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Article 3
RENT

(a) Base Rent. Tenant agrees to pay to Landlord during the Term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the monthly and annual sums as set forth in Article 1.C. of the Basic Lease Provisions, payable in advance on the first (1st) day of each calendar month, without demand, setoff or deduction, except as may be provided for in this Lease, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first (1st) day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month’s Monthly Base Rent shall be paid to Landlord in accordance with Article 1.I. of the Basic Lease Provisions and, if the Rent Commencement Date is not the first day of a month, Monthly Base Rent for the partial month commencing as of the Rent Commencement Date shall be prorated based upon the actual number of days in such month and shall be due and payable upon the Rent Commencement Date.

(b) Increase in Direct Costs. In addition to Base Rent, Tenant shall pay an additional sum for each Comparison Year equal to the product of the Tenant’s Proportionate Share set forth in Article 1.D. of the Basic Lease Provisions multiplied by the amount of the Direct Costs for both Tax Costs and for Operating Costs (all as hereinafter defined) for such year in excess of such applicable Direct Costs for Taxes and for Operating Costs for each applicable Base Year (as hereinafter defined). In the event either the Premises and/or the Building is expanded or reduced, then Tenant’s Proportionate Share shall be proportionately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Base Rent) including but not limited to any payments for utilities directly paid by Tenant shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly installment of Base Rent payments. Any and all amounts due and payable by Tenant to Landlord shall be in the form of (i) business checks, (ii) wire transfers, (iii) electronic funds transfers, and (iv) automated clearing house payments. Any other forms of payment are not acceptable to Landlord including, without limitation (1) cash or currency, (2) cashier’s checks and money orders, (3) traveler’s checks, (4) payments from credit unions or other non-bank financial institutions, (5) multiple payments for one (1) scheduled payment, and (6) third party checks.

(c) Definitions. As used herein the term “Direct Costs” shall mean the sum of the following:

(i) “Tax Costs”, which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Property and appurtenances thereto and the

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parking or other facilities thereof, or the real property thereunder or attributable thereto, or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.” For the avoidance of doubt, any income taxes owed by Landlord shall not be included in Tax Costs.

(ii) “Operating Costs”, which shall mean (i) all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, and repair of the Building and the Fee Lot, the equipment, the intrabuilding cabling and wiring, adjacent walks and landscaped and common areas and the parking areas and facilities of the Building and (ii) the Building’s share of all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, and repair of the exterior common areas of the Property, without limitation, any parking areas owned or leased by Landlord for the use of all tenants equally, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the common areas, including parking areas (including, without limitation, all costs of resurfacing and restriping parking areas), signs and directories on the Building and/or the Property, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems, cafeteria operating costs, and security services, if any, provided by Landlord for the common areas, and any charges, assessments, costs or fees levied by any association or entity of which the Park or any part thereof is a member or to which the Park or any part thereof is subject. Operating Costs shall include but not be limited to, management fees and expenses, salaries, wages, fringe benefits, and employment taxes for all persons who perform duties connected with the operation, maintenance and repair of the Building or the Park (including, but not limited to, the parking facilities), its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, the cost of parking area operation, repair, restoration, and maintenance, operating engineer, elevator, painting, plumbing, electrical, carpentry, existing generator, heating, ventilation, air conditioning and window washing; hired services; a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Property; accountant’s fees incurred in the preparation of rent adjustment statements; legal fees; real estate tax consulting fees; personal property taxes on property used in the maintenance and operation of the Building and the Property; payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs, including, without limitation, fees, costs, expenses or dues payable pursuant to the terms of the Declaration of Easements, the Park Covenants, the Grant of

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Easements and any other covenants, conditions or restrictions, reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property, or owners’ association pertaining to the Property (collectively, “Underlying Documents”); capital expenditures incurred to effect economies of operation of, or stability of services to, the Building and capital expenditures required by government regulations, laws, or ordinances, including, but not limited to the Americans with Disabilities Act; provided, however, that capital expenditures included in Operating Costs shall be amortized over its useful life; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); costs incurred (capital or otherwise) in order for the Building, or any portion thereof, to comply with any and all applicable laws, including any environmental, health and safety laws promulgated by the state or federal government, as amended from time to time, the cost of all charges for electricity, gas, water and other utilities furnished to the Building and the Property, and any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Property carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee not t to exceed 3% (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Building or the Property and costs of providing to tenants of the Building and their employees first-class amenities (if any) and services (if any), provided, however, that nothing contained herein shall be deemed to require Landlord to provide any such amenities or services; all costs to install, maintain, and repair and replace all life safety systems, including, without limitation, (a) all fire alarm systems, serving the Premises, the Building and/or the Property or any part thereof (including all maintenance contracts and fees payable to life safety consultants) where such systems are or shall be required by Landlord's insurance carriers, any laws first enacted, or amendments to existing laws occurring, after the Commencement Date, or otherwise, and (b) all costs of security and security systems at the Property, including, without limitation; (i) wages and salaries (including management fees) of all employees engaged directly in the security of the Property; (ii) all supplies, materials, equipment, and devices used in the security of the Property, and any upgrades thereto; and (iii) all service or maintenance contracts with independent contractors for Property security, including, without limitation, alarm service personnel, security guards, watchmen, and any other security personnel. In the event, during any calendar year, the Building is less than one hundred percent (100%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Property as though one hundred percent (100%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. Notwithstanding the foregoing, Operating Costs shall not include:

(a) capital expenditures not includable in Operating Costs as set forth above;

(b) the original construction costs of the Park and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(c) capital expenditures for expansion of the Park;

(d) interest, principal payments of any mortgage or debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

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(e) depreciation of the Park (except for capital improvements, the cost of which are includable in Operating Costs);

(f) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Park, including any leasing office maintained in the Park, free rent and construction allowances for tenants;

(g) legal and other expenses incurred in the negotiation or enforcement of leases;

(h) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(i) costs to be reimbursed by other tenants of the Park or Tax Costs to be paid directly by Tenant or other tenants of the Park, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord‘s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Park or any other applicable laws;

(n) penalties, fines or interest incurred as a result of Landlord‘s inability or failure to make payment of Tax Costs and/or to file any tax or informational returns when due, or from Landlord‘s failure to make any payment of Tax Costs required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Park to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Park;

(q) costs incurred in the sale or refinancing of the Park;

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(r) net income taxes of Landlord or the owner of any interest in the Park, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Park or any portion thereof or interest therein; and

(s) any expenses otherwise includable within Operating Costs to the extent actually reimbursed by persons other than tenants of the Park under leases for space in the Park.

(iii) Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s discretion, subject to providing sufficient rationale and supporting calculations upon request. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building, laboratory space tenants and retail space tenants of the Building and Tenant’s Proportionate Share of Operating Expenses for any costs included in a Cost Pool shall be calculated on the basis of the ratio of the rentable square footage of the Premises to the rentable square footage of the portions of the Building included in such Cost Pool from time to time.

(iv) “Base Year” shall mean (A) for Tax Costs, the actual Tax Costs for the 2026 Fiscal Year, (i.e. July 1, 2025 through June 30, 2026) and (B) for Operating Costs the actual Operating Costs for calendar year 2025.

(v) “Comparison Year” shall mean each applicable calendar year (or applicable fiscal year, for Tax Costs) during the Term from and after the Base Year.

(d) Determination of Payment.

(i) Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Costs for the then-current calendar year shall be and Tenant’s Proportionate Share thereof and Tenant shall pay monthly, with each monthly installment of Base Rent, an amount equal to one-twelfth (1/12) of the total Estimate set forth in the Estimate Statement delivered by Landlord to Tenant.

(ii) In addition, Landlord shall give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the “Statement”) which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount of Tenant’s Proportionate Share thereof. Upon receipt of the Statement for each calendar year during the Term, Tenant shall pay, with its next monthly installment of Base Rent due, the full amount of Tenant’s Proportionate Share of Direct Costs for such prior calendar year, less the amounts, if any, paid during such calendar year on an estimated basis. If, however, the Statement indicates that amounts paid by Tenant on an estimated basis are greater than the actual amount of Tenant’s Proportionate Share of Direct Costs specified on the Statement, such overpayment shall be credited against Tenant’s next installments of estimated payments. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, Tenant shall promptly pay to Landlord an amount as calculated pursuant to the provisions of this Section

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3(d). The provisions of this Section 3(d)(ii) shall survive the expiration or earlier termination of the Term.

(iii) During the 90-day period after receipt of any Statement (the “Review Period”), Tenant may inspect and audit Landlord’s records relevant to the cost and expense items reflected in such Statement (a “Tenant Audit”) at the offices of Landlord’s management company at a reasonable time mutually agreeable to Landlord and Tenant during Landlord’s usual business hours, provided that Tenant shall have one (1) such right per year. Each Statement shall be conclusive and binding upon Tenant unless, during the applicable Review Period, Tenant shall notify Landlord that it disputes the correctness of such Statement, specifying the respects in which the Statement is claimed to be incorrect. The Tenant Audit shall be conducted by Tenant at its sole cost and expense unless the results of such Tenant Audit show that the Statement overstated the amount of Direct Costs owed by Tenant for the relevant billing period by more than five percent (5%) in which case Landlord shall be responsible for payment of such reasonable out-of-pocket costs and expenses.

(iv) If the Fee Lot is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Property and to the other buildings within such development on an equitable basis, with sufficient rationale and supporting calculations to be provided upon request.

Article 4
LETTER OF CREDIT

(a) Simultaneously with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord, and Tenant shall maintain in effect at all times during the Term (as the same may be extended), as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, an unconditional, irrevocable, standby letter of credit in the amount set forth in the Basic Lease Provisions, and substantially in the form annexed hereto as Exhibit “F” attached hereto and otherwise reasonably satisfactory to Landlord and issued by a banking corporation reasonably satisfactory to Landlord. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than thirty (30) days prior to the expiration thereof. Tenant shall, throughout the Term of this Lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Letter of Credit”) no later than thirty (30) days prior to the expiration date of the preceding Letter of Credit. The term of each such Letter of Credit shall be not less than one year and shall be automatically renewable from year to year as aforesaid. Notwithstanding the foregoing, if Landlord shall elect, in its sole discretion, to accept a Letter of Credit which is subject to a final expiration date, Tenant shall deliver a replacement of or amendment to such Letter of Credit no later than thirty (30) days prior to such final expiration date, and the final Letter of Credit delivered to Landlord pursuant to this Article 4 shall have a final expiration date occurring not earlier than sixty (60) days following the expiration date of this Lease. If Tenant shall fail to obtain any replacement of or amendment to a Letter of Credit within any of the applicable time limits set forth in this Section 4(a), such

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failure shall constitute an immediate Event Default of Tenant under this Lease without any additional notice or cure period under Article 19 of this Lease applicable thereto.

(b) Provided an Event of Default is not then in existence, upon the expiration of the fifth (5th) Lease Year, upon the written request of Tenant, the Letter of Credit shall be reduced to $569,952.48. The reduction of the Letter of Credit may be accomplished either by amendment of the existing Letter of Credit held by Landlord or by the replacement of the then-existing Letter of Credit with a new Letter of Credit reflecting the lower amount. Landlord agrees to promptly cooperate with the reduction of the Letter of Credit amount as set forth herein.

(c) In the event Tenant defaults in respect of the full and prompt payment and performance of any of the terms, provisions, covenants and conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this Section 4(b) if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 4(b) with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 19(e) shall have occurred with or without the acquiescence of Tenant), including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may, at its election, (but shall not be obligated to) draw down the entire Letter of Credit or any portion thereof and use, apply or retain the whole or any part of the security represented by the Letter of Credit to the extent required for the payment of: (i) Base Rent, Additional Rent or any other sum as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any reletting costs or expenses (including, without limitation, any free rent, tenant improvement allowance, leasing commissions, attorneys’ fees, costs and expenses, and other fees, costs and expenses relating to the reletting of all or any portion of the Premises), (iii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord, or (iv) any damages awarded to Landlord in accordance with the terms and conditions of Article 19 hereof, it being understood that any use of the whole or any part of the security represented by the Letter of Credit shall not constitute a bar or defense to any of Landlord’s other remedies under this Lease or any Law, including but not limited to Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code. To ensure that Landlord may utilize the security represented by the Letter of Credit in the manner, for the purpose, and to the extent provided in this Section 4(b), each Letter of Credit shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the presentation to the issuing bank (or the advising bank, if applicable) of Landlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary. In no event shall the Letter of Credit require Landlord to submit evidence to the issuing (or advising) bank of the truth or accuracy of any such written statement and in no event shall the issuing bank or Tenant have the right to dispute the truth or accuracy of any such statement nor shall the issuing (or advising) bank have the right to review the applicable provisions of the Lease. In no event and under no circumstance shall the draw down on or use of any amounts under the Letter of Credit constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this Lease or under any Law, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

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(d) In the event Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this Article 4 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods (except no notice and cure period shall be required for purposes of this Article 4 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 19(e) shall have occurred with or without the acquiescence of Tenant) and Landlord utilizes all or any part of the security represented by the Letter of Credit but does not terminate this Lease as provided in Article 20 hereof, Landlord may, in addition to exercising its rights as provided in paragraph (b) hereof, retain the unapplied and unused balance of the portion of the Letter of Credit drawn down by Landlord (herein called the “Cash Security”) as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of Base Rent, Additional Rent or any other sum as to which Tenant is in default (beyond applicable notice and cure periods) or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord uses, applies or retains any portion or all of the security represented by the Letter of Credit, Tenant shall forthwith restore the amount so used, applied or retained (at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit) so that at all times the amount of the security represented by the Letter of Credit and the Cash Security (if any) shall be not less than the security required by this Lease, failing which Tenant shall be in default of its obligations under this Article 4 and Landlord shall have the same rights and remedies as for the non-payment of Base Rent beyond the applicable grace period.

(e) If Tenant shall fully and faithfully comply with all of Tenant’s covenants and obligations under this Lease, the Letter of Credit and the Cash Security (if any) shall be returned to Tenant within sixty (60) days after the expiration or termination of this Lease and after delivery to Landlord of entire possession of the Premises; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the Letter of Credit and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, to require Tenant to deliver a replacement Letter of Credit or appropriate amendment to the Letter of Credit naming the new landlord as beneficiary, and, upon delivery by Tenant of a replacement Letter of Credit, if applicable, Landlord shall return the existing Letter of Credit to Tenant or the issuer. Tenant shall be responsible to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Letter of Credit. Upon such transfer or return of the Letter of Credit and the Cash Security (if any), Landlord shall thereupon be released by Tenant from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, transfer the Letter of Credit and the Cash Security (if any) to any vendee, transferee or lessee of the Building (or require Tenant to deliver a replacement Letter of Credit as hereinabove set forth) and shall thereupon be relieved of all liability with respect thereto. Except in connection with a

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permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the security represented by the Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security represented by the Letter of Credit, Landlord may return the Letter of Credit to the original Tenant regardless of one or more assignments of this Lease.

(f) Neither the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law or in equity upon Tenant’s default.

(g) In addition to and without limitation of Landlord’s other rights under this Article 4, if at any time during the Term of the Lease (as the same may be extended), Landlord reasonably determines that the financial condition of the issuer of the then current Letter of Credit is such that Landlord’s ability to draw upon the Letter of Credit is, or in the future may be, impaired, restricted, refused or otherwise adversely affected, then Landlord shall have the right, by giving Tenant written notice of such requirement, to (i) immediately draw upon the Letter of Credit and use, apply and retain the same as Cash Security hereunder, and (ii) require that Tenant obtain, within twenty (20) business days, from a new issuer a replacement Letter of Credit, which issuer and replacement Letter of Credit shall both comply in all respects with the requirements of this Article 4. In the event that Tenant shall not have delivered to Landlord a replacement Letter of Credit complying with all of the requirements of this Article 4 within twenty (20) business days after Tenant’s receipt of such notice, Landlord shall have the right (but not the obligation), to exercise Landlord’s rights under Section 4(b) above with respect to such failure and to exercise any other rights and remedies under the Lease, at law or in equity with respect to such Event of Default of Tenant. Upon delivery to Landlord of any such replacement Letter of Credit within the time period described in the preceding sentence, Landlord shall return to Tenant the proceeds of the Letter of Credit which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).

Article 5
HOLDING OVER

Should Tenant (or any subtenant, assignee or other party occupying the Premises by, through, under, or with the permission of Tenant), without Landlord’s written consent, hold over after termination of this Lease, Tenant shall, at Landlord’s option, become either a tenant at sufferance or a month-to-month tenant upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Base Rent at a rate equal to one hundred fifty percent (150%) of the Base Rent payable by Tenant during the final month of the term of this Lease, for the first two (2) months, and thereafter two hundred percent (200%) of the Base Rent payable by Tenant during the final month of the term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and

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Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises within the first fifteen (15) days immediately following the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from and against all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs.

Article 6
OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Building-standard buildout as reasonably determined by Landlord and to the extent, as a direct result, real property taxes for the Fee Lot are increased, Tenant shall pay to Landlord, with the next monthly installment of Base Rent following delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall assume and pay to Landlord at the time Base Rent next becomes due (or if assessed after the expiration of the Term, then within ten (10) business days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises to Tenant or the payment of Base Rent or any other sums due or payable hereunder from Tenant, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted during the Term of this Lease. In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto, or otherwise timely contest, all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

Article 7
USE

(a) Use. Tenant shall use and occupy the Premises only for the use set forth in Article 1.F. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided Tenant is in compliance with the terms of this Lease and any applicable laws or other rules and regulations, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Building. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements (including, without limitation all Hazardous Material Laws as defined in Section 28(e) below and any laws which may require Tenant to temporarily cease operations or prohibit or reduce Tenant’s use of the Premises) now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Building, and (ii)

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improvements, trade fixtures and equipment installed or constructed in the Premises by or for the benefit of Tenant. Tenant hereby agrees and acknowledges that the manufacture, cultivation, sale, use, trade or possession of any drugs or other substance in violation of the laws of the United States of America in the Premises shall be a material breach of this Lease (without any applicable notice and cure period) except where Tenant has obtained an applicable license permitting such use by a relevant governmental authority. Tenant shall comply with, and Tenant’s rights and obligations under this Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, restrictions and other Underlying Documents now or hereafter affecting the Property. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any insurance policy covering the Property and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s use of the Premises or failure to comply with the provisions of this Article 7. If applicable, Tenant shall comply with Landlord’s reasonable sustainability practices applicable to the Property, if any, and shall not permit any use of the Premises which may affect the continued certification of the Property issued pursuant to the LEED rating system (or other applicable certification standard).

(b) Odors and Ventilation. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any offensive odors or fumes of any kind from the Premises that are incompatible with the current and permitted uses of the Building and the Premises. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with applicable laws vent all impermissible fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires, at Tenant’s sole cost and expense. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges Landlord’s legitimate desire to maintain the Building (indoor and outdoor areas) free of offensive odors, and Landlord may require Tenant to abate and remove all offensive odors in a manner that goes beyond the requirements of applicable laws. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) as required to remove, eliminate and abate any offensive odors, fumes or other substances in Tenant’s exhaust stream that are incompatible with the current and permitted uses of the Building and the Premises. If Tenant fails to install commence the installation of satisfactory odor control equipment within thirty (30) days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause offensive odors, fumes or exhaust or, Landlord may take such measures as Landlord reasonably deems necessary to abate such offensive odors, fumes or exhaust, and Tenant shall pay all costs incurred by Landlord in connection with such remedial measures, including Landlord’s costs related to any third party complaints, with the next monthly installment of Base Rent as Additional Rent. For the purpose of the immediately foregoing sentence, Landlord’s determination shall be “reasonable” in the event, but without limitation, Landlord has received any written complaint regarding such offensive odors, fumes or exhaust. If such issues persist, Landlord may, in its reasonable discretion but at Tenant’s sole cost and

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expense, engage a third party company to monitor, report and remedy any issues related to odors, fumes or exhaust.

Article 8
CONDITION OF PREMISES

Tenant hereby agrees that except as provided in the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in the above-described condition. Nothing contained herein is intended to, nor shall, obligate Landlord to implement sustainability practices for the Property or to seek certification under, or make modifications in order to obtain, a certification from LEED or any other comparable certification. The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Tenant Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Improvements.” Notwithstanding the foregoing, Landlord shall tender the Premises to Tenant in broom clean condition, free of personal property, other occupants or any Hazardous Materials. Unless Tenant provides written notice to Landlord identifying unsatisfactory conditions in the Premises and/or the Building within the 30-day period immediately following the Commencement Date, Tenant shall be conclusively deemed to have accepted the Premises in satisfactory condition.

Article 9
REPAIRS AND ALTERATIONS

(a) Landlord’s Obligations. Landlord shall maintain and keep in good working order the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas, and shall also maintain and repair the basic common mechanical, electrical, life safety, plumbing, sprinkler systems, existing generator and heating, ventilating and air-conditioning systems (provided, however, that Landlord’s obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Building or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises).

(b) Tenant’s Obligations. Except as expressly provided as Landlord’s obligation in this Article 9, and in addition to Tenant’s obligations in Article 11 below, Tenant shall keep the Premises in good condition and repair.

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(i) Tenant shall be responsible, at Tenant’s sole cost and expense, for repair and maintenance of any HVAC Systems (as hereinafter defined), including any Supplemental Units (as hereinafter defined), exclusively serving the Premises and in connection therewith, Tenant shall retain a service and maintenance contract for such HVAC Systems with a contractor designated by Landlord to ensure regular maintenance which shall include, without limitation, (i) regular inspection, cleaning and testing of the HVAC Systems, (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and tests, or by the manufacturers’ warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, including emergency work, (iii) all other work as shall be reasonably required by Landlord or Landlord’s insurance carriers, (iv) a detailed record of all services performed (Tenant shall provide Landlord with a copy of such annual reports promptly upon Landlord’s written request), and (v) an annual service report at the end of each calendar year. In the event of any abandonment of the Premises by Tenant, Tenant shall continue to be responsible for the repair and maintenance of any HVAC Systems as set forth above. Notwithstanding the preceding provisions of this paragraph, Landlord may elect at any time upon written notice to Tenant to perform the maintenance and repairs of such HVAC Systems for the account of Tenant. In such event, Tenant shall pay the cost of the service and maintenance contract for such HVAC Systems serving the Premises, as well as for costs of repair and maintenance thereof as necessary in the reasonable judgment of Landlord, as Additional Rent, within ten (10) days of receipt of billings therefor from Landlord. Alternatively, Landlord may, at its option, elect to have such HVAC Systems serving the Premises maintained, repaired and replaced in common with other equipment in the Building. In such event, within ten (10) days after receipt of billings therefor and as Additional Rent, Tenant shall pay its pro rata share of such maintenance costs, which share shall be established in an equitable manner by Landlord based upon the relative tonnage provided to the Premises, compared to the total tonnage under contract, or some other reasonable means of allocation as selected by Landlord. Landlord’s good faith judgment as to the allocation of the charges described in this paragraph shall be conclusive. Included in the charges to be allocated to Tenant shall be, without limitation, the maintenance contract for such HVAC Systems, and any repairs and replacements not covered by the maintenance contract or any warranty or insurance.

(ii) All damage or injury to the Premises or the Building resulting from the negligence or willful misconduct of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Building, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly commenced by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within ten (10) business days from receipt of said written notice (except in the case of an emergency), and charge Tenant for the cost thereof, which cost shall be paid by Tenant with the next monthly installment of Base Rent following receipt of an invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

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(c) Alterations. Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Building (collectively, “Alterations”) without Landlord’s prior written consent. Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. Notwithstanding anything to the contrary above, Tenant shall have the right, without obtaining the prior approval of Landlord, but upon written notice to Landlord given at least thirty (30) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make Alterations to the Premises which: (i) are solely within the interior of the Premises, and do not affect the exterior of the Premises and/or the Building (including signs on windows); and (ii) do not adversely affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building; and (iii) in each instance (and in the aggregate for any twelve (12) month period) cost less than Fifty Thousand Dollars ($50,000.00); and (iv) in all respects, comply with any applicable laws or other legal requirements.

(d) Insurance; Liens. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations.

(e) Costs and Fees; Removal. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and any permanent Alterations shall be and become the property of Landlord at the expiration of the Lease, except that Landlord may, by reasonable written notice to Tenant given prior to the end of the Term, require Tenant, at Tenant’s expense, to remove any or all fixed improvements, partitions, counters, railings, systems, Improvements and other Alterations from the Premises, and to repair any damage to the Premises and the Building caused by such removal. Notwithstanding anything to the contrary herein, any movable benches shall be considered permanent fixtures of the Premises and not part of Tenant’s furniture, fixtures or equipment. Any and all costs attributable to or related to the applicable building codes of the city in which the Building is located (or any other authority having jurisdiction over the Building) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising

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from or related to this Article 9, which is performed by or managed by Landlord, Landlord shall be entitled to receive an administrative/coordination fee in the amount of 5% of the cost of such work. The construction of the Tenant Improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9, except as expressly provided in the first sentence of this Section 9(e) and in Section 9(f), (g), and (h) below.

(f) Security System. Tenant shall be entitled to install, at Tenant’s sole cost and expense, a separate security system for the Premises as an Alteration or as a part of the Tenant Improvements; provided, however, that the plans and specifications for any such system shall be subject to Landlord’s reasonable approval, and any such system must be compatible with the existing systems of the Building, Tenant’s obligation to indemnify, defend and hold Landlord harmless as provided in, and subject to, Section 13(a) below shall also apply to Tenant’s use and operation of any such system, and the installation of such system shall otherwise be subject to the terms and conditions of this Article 9. At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall remove such security system and repair any damage to the Premises resulting from such removal. Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of the system in the event of a malfunction, and Tenant shall provide Landlord with the codes or other necessary information required to disarm the system in the event Landlord must enter the Premises.

(g) Supplemental HVAC Units. Tenant shall be entitled to install, as an initial Tenant Improvement, dedicated heating, ventilation and air conditioning units (“Supplemental Units”) within the Premises at Tenant’s sole cost and expense. The plans and specifications for any Supplemental Units shall, as indicated in the Tenant Work Letter, be subject to Landlord’s reasonable approval. If Tenant elects to install Supplemental Units within the Premises, Tenant shall also install, at Tenant’s sole cost and expense, submeters, in order to measure the amount of electricity furnished to such Supplemental Units and Tenant shall be responsible for Landlord’s actual cost of supplying electricity to such Supplemental Units as reflected by such submeters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be solely responsible for maintenance and repair of the Supplemental Units in accordance with the maintenance requirements described in Section 9(b)(i) herein, and such Supplemental Units shall, at the expiration of the Lease, be the property of Landlord, and shall remain upon the Premises upon the expiration or earlier termination of the Lease Term or any applicable Option Term.

(h) Access. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

Article 10
LIENS

Tenant shall keep the Premises and the Building free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such

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work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Property or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct (in which case Tenant shall reimburse Landlord for any such payment made by Landlord within ten (10) days following written demand), or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

Article 11
BUILDING SERVICES

(a) Basic Services. Landlord agrees to furnish to the Premises and the Building, at a cost to be included in Operating Costs:

(i) Air conditioning and heat for the common areas of the Building in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable temperatures in the common areas of the Building.

(ii) Electric current for normal operations consistent with the permitted uses, the heating ventilation and air-conditioning system (“HVAC System” or “HVAC Systems”) for the Premises and for the common areas of the Building. Notwithstanding the foregoing, electricity for the Premises is separately metered and shall be billed directly to Tenant by the electric utility provider. Tenant shall be responsible for all costs of electric current supplied to the Premises from and after the Commencement Date. All such payments for electric service shall be deemed Additional Rent unless paid directly to the utility provider by Tenant. In addition, Landlord may require that electricity for any designated systems or equipment within the Premises (including, without limitation, electricity for the HVAC System and any lab equipment or systems) shall be separately metered, submetered or check metered, at Tenant’s sole cost and expense, and Tenant shall make payment directly to the entity providing such electricity if the same is separately metered or Tenant shall reimburse Landlord as and when bills are rendered as Additional Rent for the cost of such electricity if the same is submetered or check metered at the rates charged for such service by the city in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

(iii) Janitorial services, trash removal and cleaning service for the common areas of the Building at least five (5) days per week during normal business hours, excepting local and national holidays, and shall be provided by Landlord in a manner consistent with the character of the Building as a first-class life science building. Notwithstanding the foregoing, Tenant shall be responsible for janitorial services for the Premises, including any Lab Space within the Premises,

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and shall retain a bonded janitorial contractor, which contractor shall provide janitorial, trash removal and cleaning services at least five (5) days per week and shall be reasonably approved by Landlord, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial, trash removal and cleaning service to the Premises, including any Lab Space. The janitorial, trash removal and cleaning of the Premises and the Lab Space shall be adequate to maintain the Premises in a manner consistent with the character of the Building as a first-class life science building. Tenant shall have the non-exclusive right to use the trash compactor at the Property for disposal of normal office trash but such compactor shall not be used for any laboratory or medical trash or waste.

(iv) Elevator service in the common areas of the Building and water for lavatory and landscaping purposes in the common area and in the Premises in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use. If Landlord determines that Tenant requires, uses or consumes water for other purposes, Landlord may install a water meter or submeter, at Tenant’s sole cost and expense, and thereby measure Tenant’s water consumption for all purposes and Tenant shall make payment directly to the entity providing such water if the same is separately metered or Tenant shall reimburse Landlord, promptly upon demand therefor by Landlord, as Additional Rent for the cost of such water if the same is submetered at the rates charged for such service by the city in which the Building is located or the local public water district, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the water so consumed.

(v) Base building security system including card readers to the perimeter doors of the building or buildings of the Building.

(vi) Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems; provided however, in the event of a conflict, the terms of this Lease shall always control. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, pandemic, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Building, at the rate generally charged by Landlord to tenants of the Building for such utilities or services.

(b) Excess Usage. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes, for the purpose of using water.

(c) HVAC Balance. If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances and any lab equipment or systems) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the HVAC system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any

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machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord, upon demand by Landlord.

(d) Telecommunications. Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Building, and Tenant shall have the right to contract directly with the providers of its choice. If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Building or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Building, Landlord will consider all relevant factors in a reasonable and non- discriminatory manner, including, without limitation, the existing availability of services at the Building, the impact of the proposed installations upon the Building and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Building or the business operations of other tenants or occupants of the Building. In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Building. All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9. If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(e) Sole Electrical Representative. Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

(f) Common Areas. Landlord shall (i) provide an outdoor seating area (with a grouping of picnic tables) in an appropriate location nearby the building, and (ii) upgrades to the common conferencing facility and the fitness facility, with the latter comprising at a minimum new equipment. Design, equipment and furniture selections will be made by and at the discretion of Landlord.

(g) Food Service Option. Landlord shall provide a weekday food service option within the Park, which shall include multiple food options prepared daily for purchase. Beginning on the Commencement Date and until the food service option is operational (and during any period that Landlord ceases to provide such food service, at Landlord’s discretion), Landlord shall provide Tenant a discretionary catered lunch allowance in the amount of Four Thousand Dollars ($4,000) per month.

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Article 12
RIGHTS OF LANDLORD

(a) Right of Entry. Upon not less than 48 hours advance written notice to Tenant (except in cases of emergency), Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the Premises, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Building, showing the Premises to prospective tenants within the last 12 months of the term of this Lease only or from the date Tenant notifies Landlord Tenant is not renewing the Lease – whichever is earlier, lenders or purchasers of the Building, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease. Tenant shall have the right to accompany Landlord at any time Landlord enters the Premises.

(b) Maintenance Work. Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided in this Lease: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Building, (ii) to alter, close or relocate any facility in the Premises or in the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Building or otherwise, and (iii) to comply with any federal, state or local law, rule or order. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Base Rent or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

(c) Rooftop. If Tenant desires to use the rooftop of the Building for any purpose, including, but not limited to, a rooftop deck to be used by Tenant’s personnel or the installation of communication equipment to be used from the Premises, such rights will be granted in Landlord’s sole discretion and Tenant must negotiate the terms of any rooftop access with Landlord or the rooftop management company or lessee holding rights to the rooftop from time to time. Any rooftop access granted to Tenant will be at prevailing rates and will be governed by the terms of a separate written agreement or an amendment to this Lease.

Article 13
INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a) Indemnity. Tenant shall indemnify, defend and hold Landlord and its members, officers, directors, employees, contractors, property manager and agents (collectively, “Landlord Parties”) harmless and release the Landlord Parties from any loss, cost, liability, damage or expense including, but not limited to, penalties, fines, attorneys’ fees and costs (collectively, “Claims”) to the extent arising from Tenant’s and its employees’, licensees’ and invitees’ use of the Premises or the Building or from the conduct of its business or from any activity, work or thing

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which may be permitted or suffered by Tenant in or about the Premises or the Building and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Building and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any Claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

(b) Exemption of Landlord from Liability. Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord’s negligence), or, except to the extent in connection with damage or injury resulting from the sole gross negligence and willful misconduct of Landlord or the Landlord Parties, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Building.

(c) Security. Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Building is solely within Landlord’s discretion; Landlord and the Landlord Parties shall have no duty or liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from and against any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

Article 14
INSURANCE

(a) Tenant’s Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single

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limit for bodily injury and property damages of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the annual aggregate, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) umbrella/excess liability insurance in an amount of not less than Five Million Dollars ($5,000,000) for each occurrence and general aggregate; (iii) a policy of standard fire, extended coverage and special extended coverage insurance (special form), in an amount equal to the 100% full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant or otherwise located in the Premises and with such policy naming Landlord as loss payee as its interests may appear; (iv) Worker’s Compensation and employers liability coverage as required by law and with limits of not less than $1,000,000, each accident, $1,000,000, disease policy limit, and $1,000,000, disease each employee (which policies shall contain waivers of subrogation in favor of Landlord); and (v) business interruption, loss of income and extra expense insurance with coverage that will reimburse Tenant for all direct and indirect loss of income and changes and costs incurred arising out of all named perils insured against by Tenant’s policies of property insurance, including prevention of, or denial of use of or access to, all or any part of the Premises or Building as a result of those named perils sufficient to cover a period of interruption of not less than twelve (12) months of the loss of income, charges and costs contemplated under this Lease. Pollution Legal Liability insurance shall also be required if Tenant stores, handles, generates or treats Hazardous Materials on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including damage to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been damaged or destroyed; defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages; and diminution in value of the Building or any portion thereof. Such coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted for Pollution Legal Liability insurance, provided the policy retroactive date is as of the Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage for Pollution Legal Liability insurance shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years after Tenant ceases to occupy the Premises. Finally, Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

(b) Form of Policies. The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, the Landlord Parties,

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Landlord’s property manager, Landlord’s lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. The deductible under each such policy shall be reasonably acceptable to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with a certificate of insurance. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(c) Landlord’s Insurance. Landlord may, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the Building. Additionally, Landlord may carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require. The costs of all insurance carried by Landlord shall be included in Operating Costs. Such insurance may be provided by group or blanket policies carried by Landlord.

(d) Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), to waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(e) Compliance with Insurance Requirements. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Building. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Building resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire

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Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises. If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Article 9, 10 and 11 hereof), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading. Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

Article 15
ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of thirty-five percent (35%) in the aggregate other than on a public stock exchange shall not be deemed a “Transfer” within the meaning and provisions of this Article 15, provided that any such transferee shall have equal creditworthiness to the current shareholders of Tenant and provided that in no event shall such transfer result in a change in use of the Premises from the use contemplated herein. Notwithstanding the foregoing, Tenant shall have the right to obtain financing from institutional investors (including venture capital funding and corporate partners) or undergo a public offering which results in a change in control of Tenant without such change of control requiring Landlord’s consent under this Article 15, provided that (i) Tenant notifies Landlord in writing of the financing at least thirty (30) days prior to the anticipated closing of the financing or other transaction, and (ii) provided that in no event shall such financing result in a change in use of the Premises from the use contemplated herein. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a) That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i) The use to be made of the Premises by the proposed Transferee is (A) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect), or (B) a use other than the Permitted Use;

(ii) The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord;

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(iii) The proposed Transferee is either a governmental agency or instrumentality thereof; or

(iv) Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Building or any other building located on the Property at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Building or any other building located on the Property.

(b) Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord a $3,500.00 processing fee, in addition to reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer;

(c) That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d) A copy of said assignment and assumption agreement or other Transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (“Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay Landlord fifty percent (50%) of any “Transfer Premium” (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord; (iii) any such Transfer and consent shall be effected on reasonable forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. “Transfer Premium” shall mean all rent, Additional Rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Base Rent and Direct Costs payable by Tenant under this Lease during the term of the Transfer (and if such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis) less any reasonable hard and soft costs for any demising and/or fit up work, rent abatement periods, brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer. The calculation of “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee

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from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant).

(e) Notwithstanding anything to the contrary contained in this Article 15, with the exception of any Permitted Transfer, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after Landlord’s receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Base Rent and Tenant’s Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet previously contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same.

(f) Notwithstanding anything to the contrary contained in this Article 15, the following transfers shall, upon thirty (30) days prior written notice from Tenant to Landlord (each a “Permitted Transfer”) not require Landlord’s consent: (1) transfers of this Lease or of interests in or assets of Tenant to an entity into or with which Tenant is merged or consolidated, or (2) transfers of this Lease or of interests in or assets of Tenant to any entity which purchases all or substantially all of Tenant’s voting stock, partnership interests or other membership interests, or all or substantially all of Tenant’s assets (the transferee in clauses (1) or (2) being referred to as a “Tenant Successor”); (3) transfers to an entity which controls, is controlled by or is under common control with Tenant (each an “Tenant Affiliate”), provided and on the condition that in any of such events:

(i) Tenant shall have delivered to Landlord at least thirty (30) days prior to the effective date of any such transaction, (a) evidence that the net worth of the transferee that will be the tenant under this Lease after such transfer or acquisition is not less than, the greater of, (i) the net worth of Tenant on the Effective Date of this Lease, or (ii) the net worth of Tenant immediately preceding such transfer or transaction, (b) proof reasonably satisfactory to Landlord of such net worth and reputation, and (c) such information as to the nature of the assignee’s business and its financial responsibility as Landlord may reasonably require;

(ii) The transferee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting except in accordance this Article 15; and

(iii) Such merger, consolidation, transfer or acquisition shall be for a good business purpose and not principally for the purpose of transferring this Lease.

Article 16
DAMAGE OR DESTRUCTION

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If the Building is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Building, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is solely the result of the willful misconduct or gross negligence of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds, and Tenant shall not have any of the termination rights described herein. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(iii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, either Landlord or Tenant may terminate this Lease, by notifying the other party hereto in writing of such termination within sixty (60) days after the occurrence of such damage, such notice to include a termination date which would provide Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Finally, if the Premises or the Building is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party hereto of the exercise of such option within sixty (60) days after the occurrence of such damage. A total destruction of the Building shall automatically terminate this Lease. In no event shall a closure of the Building to protect public health constitute damage as used in this Article 16, and a casualty shall only be deemed to occur where the Tenant’s is unable to use the Premises or the Building for the permitted uses described herein. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage.

Article 17
SUBORDINATION

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This Lease is subject to, and Tenant agrees to comply with, all matters of record affecting the Property existing as of the date of this Lease. This Lease is also subordinate to all existing and future ground or underlying leases, mortgages and deeds of trust which affect the Property, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that Tenant’s subordination hereunder shall be conditioned on the parties entering into a mutually agreeable subordination and non-disturbance agreement. The foregoing notwithstanding, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the mortgagee under such mortgage or deed of trust, such mortgagee’s successor purchaser or any of their successors or assigns upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; provided, however, that such mortgagee or its successor shall not be liable for or bound by, (i) any payment of any rent installment which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease except for such acts or omissions continuing beyond the date of attornment (such mortgagee, or such successor, shall also be subject to the continuing obligations of Landlord under this Lease to the extent arising from and after such succession to the extent of such mortgagee’s or such successor’s interest in the Building), (iii) any credit, claims, setoffs or defenses which Tenant may have against Landlord except for any such credit, claims, setoffs or defenses which result from acts or omissions continuing beyond the date of attornment, or (iv) any material modification or material amendment to this Lease for which such mortgagee’s consent is required, but has not been obtained, under a mortgage or deed of trust. Tenant, upon the reasonable request by such mortgagee or such successor in interest, shall execute and deliver within five (5) business days of such request an instrument or instruments in form and substance reasonably acceptable to Tenant confirming such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee, deed of trust beneficiary and mezzanine lender whose address has been provided to Tenant in writing by Landlord and Tenant shall provide such mortgagee, deed of trust beneficiary and mezzanine lender the same time frames as Landlord shall have under this Lease after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Article 18
EMINENT DOMAIN

If at least 50% of the Premises or the Building or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided,

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however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Any governmental action requiring businesses to close temporarily shall not be considered a condemnation or eminent domain hereunder, and any governmental action for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation) shall not be considered a temporary taking for “public use” entitling Tenant to any government compensation, rental abatement or other remedy. Tenant, hereby irrevocably waives and releases its rights under any present or future Law that purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement is hereby waived by the parties and shall have no application.

Article 19
DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a) Failure or refusal to pay Base Rent, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) calendar days after the same is due or payable hereunder;

(b) Except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure;

(c) Abandonment or vacating of the Premises for more than ten (10) consecutive days, or the abandonment of Tenant’s maintenance responsibilities in the Premises, or failure to accept tender of possession of the Premises or any significant portion thereof;

(d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e) The filing by Tenant hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within 120 days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant hereunder of an assignment for the benefit of creditors;

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(f) Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Building within twenty (20) days after the date the same shall have been filed or recorded;

(g) Tenant executes a Transfer or other purported assignment or sublease in violation of Article 15 herein; or

(h) Tenant’s failure to observe or perform according to the provisions of Article 7 (Use) or Article 14 (Insurance), within three (3) business days after notice from Landlord.

All Events of Default by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

Article 20
REMEDIES

(a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to the sum of (i) the worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus (ii) an amount equal to the total Rent waived by Landlord during the Rent Abatement Period; plus (iii) the costs of restoring the Premises to the condition required under the terms of this Lease; plus, (iv) an amount (the “Election Amount”) equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point, or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty. As used in item (i), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 20(e), below, but in no case greater than the maximum amount of such interest permitted by law.

(b) Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

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(c) Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease in writing, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy. In addition, in the event of any eviction moratorium, to the extent otherwise allowed by law, Landlord may keep this Lease in effect and sue for rent damages and otherwise exercise Landlord’s rights and remedies under this lease including, without limitation, Landlord’s right to apply or draw upon any security deposit, letter of credit or other security enhancements.

(e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at twelve (12%) percent from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Base Rent is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to ten percent (10%) of the amount overdue or $100, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment, and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

(f) Except as expressly set forth in this Lease, in the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any law granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

Article 21
TRANSFER OF LANDLORD’S INTEREST

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In the event of any transfer or termination of Landlord’s interest in the Premises or the Building by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

Article 22
BROKER

In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.G. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false. Landlord shall pay such firms in Article 1.G of the Basic Lease Provisions fees pursuant to a separate agreement(s) entered into by and between Landlord and each such firm.

Article 23
PARKING

Provided that Tenant shall not then be in default under the terms and conditions of the Lease, and provided further, that Tenant shall comply with and abide by parking rules and regulations from time to time in effect as contained in the Grant of Easements, Tenant shall have a license to (without a separate parking fee or charge) use for the parking of its employees’ and visitors’ standard size passenger automobiles, pick-up trucks, vans and SUVs the number of nonexclusive and undesignated parking spaces, if any, set forth in the Basic Lease Provisions in the Parking Areas, provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any condemnation or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. Landlord shall have the further right to reduce Tenant’s parking spaces to the extent that existing parking spaces on the Park are eliminated or substantially interfered with in connection with the construction and/or operation of the loading dock as agreed to by Landlord for Tenant’s use. Tenant shall have the right to twelve (12) reserved covered parking spaces in the garage area under the Building, at no additional cost. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Park in parking spaces provided to Tenant is granted Basic Lease Provisions, from to time in the Park’s Parking Areas. In the use of exclusive and designated parking spaces, as indicated in the then such spaces shall be located in the area(s) designated by Landlord. Tenant's license to use the parking spaces provided for herein shall be

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subject to rules and regulations as Landlord or the operator of the Parking Area may enact from time to time.

Each vehicle shall, at Landlord’s option to be exercised from time to time, affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its agents to park any vehicles in locations other than those designated by Landlord as being for Tenant’s use. The license granted hereunder is only and does not include additional rights or services. Landlord shall not be liable for: (i) loss or damage to any vehicle or other personal or within such parking spaces or any Parking Areas whether pursuant to and whether caused by fire, theft, explosion, strikes, riots or any other (ii) injury to or death of any person in, about or around such parking spaces or any vehicles parking therein or in proximity thereto whether caused by explosion, riot or any other cause whatsoever and Tenant hereby waives any to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

Article 24
WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

Article 25
ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon written notice from Landlord, execute, acknowledge and deliver to Landlord within ten (10) business days of such request by Landlord, a statement in writing certifying the following information, (but not limited to the

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following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which Base Rent and Direct Costs are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property.

Article 26
LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited to the interest of the Landlord in the Building. No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

Article 27
INABILITY TO PERFORM

This Lease and the obligations of Landlord and Tenant hereunder shall not be affected or impaired because Landlord or Tenant, as applicable, is unable to fulfill any of its obligations hereunder or is delayed in doing so, except for the payment of rent or other monies, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, terrorism (or threat thereof), fire, earthquake, floods, hurricanes, tornadoes, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, epidemic or pandemic, eviction moratoria, public health emergencies, permitting delays, inspection delays, inability to procure or general shortage of labor or equipment, facilities, materials or supplies, failure of transportation, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, or evacuation or, whether similar or dissimilar to the foregoing, any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s and Tenant’s obligations under this Lease including all Exhibits shall be forgiven and suspended by any such Force Majeure. It is further understood and agreed that Landlord shall in no event be liable for failure to perform any obligation under this Lease in the event Landlord is prevented from so performing for any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees, or any person claiming by, through or under Tenant. Notwithstanding anything to the

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contrary herein, Tenant shall be responsible for complying with the insurance requirements set forth in Article 14 herein during any Force Majeure event.

Article 28
HAZARDOUS WASTE

(a) Except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (defined in Section 28(f) below), Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(d) below) to be brought, kept, produced, generated, stored, manufactured, blended, handled, recycled, Released (as such term is defined below) or used in or about the Building by Tenant, its agents, employees, contractors, or invitees. Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding sentence, and from Tenant’s use, storage and/or disposal of any Hazardous Materials, “medical or biological waste,” or other waste as provided in Section 28(d)(ix) below, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims (including third party claims), judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Building, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact or marketing of space in the Building, and sums paid in settlement of claims, reasonable attorneys’ fees and costs, reasonable consultant fees, and reasonable expert fees) (“Environmental Claims”) which arise during or after the term of this Lease to the extent resulting from any breach by Tenant of the obligations stated in the preceding sentence, and from Tenant’s use, storage and/or disposal of any Hazardous Materials, “medical or biological waste,” or other waste as provided in Section 28(d)(ix) below. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, (i) costs incurred in connection with any investigation of site conditions or (ii) any cleanup, remedial, removal, or restoration work, as required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building to the proportionate extent directly caused or permitted by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Building caused or permitted by Tenant results in any contamination of the Building, then subject to the provisions of Articles 9, 10 and 11 hereof and Section 28(k) below, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building to its existing condition and required under applicable law to remove any such Hazardous Material (“Actions”) and the contractors to be used by Tenant for such Actions must be approved by Landlord, which approval shall not be unreasonably withheld so long as such Actions would not potentially have any material adverse long-term or short-term effect on the Building and so long as such Actions do not materially interfere with the use and enjoyment of the Building by the other tenants thereof, unless such Actions are required under applicable law; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake such Actions and to charge Tenant, as Additional Rent, for the costs thereof. Additionally, Tenant shall comply with applicable laboratory practices, including the use of safety equipment, and policies established by the Center for Disease Control and Prevention (the “CDC”). Tenant shall store, use and dispose of Hazardous Materials in a safe and effective manner and in accordance with applicable industry standards and best practices for the storage, use and disposal of Hazardous Materials for similarly used laboratory space. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission,

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leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

(b) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Hazardous Material Laws (as defined in Section 28(e) below) relating to Hazardous Material which are not caused by Landlord (the “Preexisting and Migrating Contamination”), including but not limited to the following: (i) Hazardous Material present in the soil or ground water on the Building whether of which Landlord has no knowledge as of the Effective Date of this Lease; (ii) a change in Hazardous Material Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Property as of the Effective Date of this Lease, whether known or unknown to Landlord, a violation of such new Hazardous Material Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Building after the Effective Date of this Lease; or (iv) Hazardous Material present on or under the Building as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Building by other lessees of the Building or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with laws relating to Hazardous Material on the Building for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Cost (and Tenant shall pay Tenant’s Proportionate Share thereof in accordance with Article 3) unless the cost of such compliance as between Landlord and Tenant is made the responsibility of Tenant pursuant to Section 28(a) above.

(c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material in amounts that exceed those by Tenant; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the Commonwealth of Massachusetts or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous waste” under Section 2 of M.G.L. c. 21C (Massachusetts Hazardous Waste Management Act), (ii) defined as a “Hazardous material,” “Oil” or “Substantial hazard” under Section 2 of M.G.L. c. 21E (Massachusetts Oil and Hazardous Material Release Prevention Act), (iii) defined as “Acutely Hazardous Waste,” “Hazardous Waste,” “Hazardous Debris,” “Mixed Waste” or “Universal Waste” under 310 Code of Massachusetts Regulations, §§ 30.000 et. Seq (Hazardous Waste), (iv) petroleum, (v) asbestos, (vi) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. §1317), (vii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903), or (viii) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq. (42 U.S.C. §9601), or (ix) defined as a “medical or biological waste,” “unprocessed liquid pathological waste,” other waste under 105

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Code of Massachusetts Regulations, §§ 480.000 et. Seq (Minimum Requirements for the Management of Medical or Biological Waste); provided, however, that Tenant shall be authorized to use and/or store such waste described in this Section (d)(ix) in such amounts as are reasonably necessary for the operation of Tenant’s business, but Tenant shall be solely responsible, at its sole cost and expense, for the lawful disposal of such waste, subject to the indemnification provision of Section 28(a) hereof.

(e) As used herein, the term “Hazardous Material Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Building or the Property, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(d) above.

(f) Landlord acknowledges that it is not the intent of this Article 28 to prohibit Tenant from operating its business as described in Section 1(F) above. Tenant may operate its business according to the custom of the industry so long as the use or presence of any Hazardous Material is strictly and properly monitored and accomplished according to all applicable Hazardous Material Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to entering into this Lease a fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (“Environmental Questionnaire”) in the form of Exhibit “E” attached hereto. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once each calendar year and shall also deliver an updated Environmental Questionnaire before any new Hazardous Material is brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals for Hazardous Material. If any information provided to Landlord by Tenant on an Environmental Questionnaire, or otherwise relating to information concerning Hazardous Material is false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default by Tenant under this Lease. Landlord’s prior written consent shall be required with respect to any Hazardous Material use for the Premises not described on the initial Environmental Questionnaire, which consent may be withheld in Landlord’s sole discretion. All manifests relating to the storage and/or removal or transportation of Hazardous Material shall belong solely to Tenant and Landlord shall have absolutely no obligation in connection therewith. Tenant shall at all times throughout the Term, maintain a contract with a reputable hazardous materials transportation company for the containment, removal and transportation of any Hazardous Materials. Tenant shall not install or permit any underground storage tank at the Premises or the Building. Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant’s actions or use of the Premises (unless Tenant is diligently seeking compliance with such remedial action); or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises (unless Tenant is diligently seeking compliance with such enforcement order). At any time prior to the expiration of the Lease Term and upon Landlord’s

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reasonable belief that certain Hazardous Materials tests are advisable, Landlord shall have the right following reasonable written notice (except in the event of an emergency), to enter upon the Premises at all reasonable times during normal business hours in order to conduct appropriate tests and to deliver to Tenant the results of such tests to attempt to demonstrate that contamination has occurred as a result of Tenant’s use of the Premises.

(g) Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, or about the Premises or the Building (whether past or present), regardless of the source of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises or the Building, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, or about the Premises or the Building, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims.” Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises or the Building that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises or the Building under any Hazardous Material Laws. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord, the Premises or the Building without Landlord’s prior written consent. Landlord shall have the right to appear at but not participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.

(h) Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Hazardous Material Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Hazardous Material Laws and the terms of this Lease.

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Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord, including without limitation, a Phase I Environmental Site Assessment (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

(i) All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be included in Operating Costs; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Article 28, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent payable with the next monthly installment of Base Rent following receipt of an invoice from Landlord.

(j) At or prior to the expiration or earlier termination of the Term, Landlord may require that Tenant, at Tenant’s sole cost and expense: (i) cause an Environmental Assessment of the Premises and the Building to be conducted including in accordance with Section 29(f)(i); (ii) cause all Hazardous Materials in violation of Hazardous Material Laws to be removed from the Premises and the Building and disposed of in accordance with all Hazardous Material Laws and as necessary to allow the Premises to be used for the Permitted Use; and (iii) cause to be removed all containers in violation of Hazardous Material Laws installed or used by Tenant or any of its agents, contractors, employees or invitees to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises and the Building caused by such removal.

(k) If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate a condition indicating (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Article 28, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises and the Building are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Hazardous Material Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean- up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises and the Building, and recover costs and expenses incurred thereof from Tenant as Additional Rent, payable with the next monthly installment of Base Rent following receipt of an invoice from Landlord.

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(l) Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

(m) Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to terminate all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

(n) Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Hazardous Material Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 5) until Tenant has fully complied with its obligations under this Article 28.

(o) Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises or the Building to any person or entity (other than Tenant’s consultants, attorneys, property managers, lenders, insurers, and employees or other third parties that have a need to know such information or to which Tenant is required to share by applicable law), without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 28(o).

(p) Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports in Tenant’s possession regarding Tenant’s activities with respect to the Premises, the Building, or ground water beneath the Fee Lot, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

(q) Tenant shall be responsible for posting on the Premises any signs required under applicable Hazardous Material Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable Hazardous Material Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

(r) Each covenant, agreement, representation, warranty and indemnification made by Tenant or Landlord set forth in this Article 28 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Landlord’s or Tenant’s obligations under this Article 28 have been completely performed and satisfied.

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Article 29
SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property in the Premises except to the extent, if applicable, Landlord elects by notice to Tenant to exercise its option to have any subleases or subtenancies assigned to it. Tenant shall be responsible for the cost to repair all damage to the Premises resulting from the removal of any of such items from the Premises, provided that Landlord shall have the right to either (I) cause Tenant to perform said repair work, or (II) perform said repair work itself, at Tenant’s expense (with any such costs incurred by Landlord to be reimbursed by Tenant to Landlord within fifteen (15) days following demand therefor from Landlord).

(c) Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(d) All fixtures, Tenant Improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to notice to Tenant at least two (2) months prior to the expiration of this Lease; provided however, any items that constitute Tenant’s trade fixtures shall at all times remain Tenant’s property and Tenant may remove such trade fixtures from the Premises, provided further that Tenant repair any damage resulting from the removal of any of such items from the Premises and that Tenant shall be responsible for the cost of any such repairs. Such fixtures, Tenant Improvements, Alterations and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding,

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doors, plumbing systems, security systems, electrical systems, lighting systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio and television purposes, and any special flooring or ceiling installations. In addition, notwithstanding anything to the contrary herein, Tenant shall not remove any items, including, without limitation, any Tenant Improvements or fixtures, which were installed and paid for by Landlord, unless such removal is required by Landlord pursuant to notice to Tenant at least two (2) months prior to the expiration of this Lease. In the event Landlord cannot rent the Premises to the next tenant as a result of Tenant’s failure to properly surrender the Premises, Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, performs any obligations relating to the surrender of the Premises as required under this Lease to be in holdover under Article 5 of this Lease.

(e) Notwithstanding anything to the contrary contained in this Lease, if any portion of the Premises is used as a laboratory (“Lab Space”), then, at least thirty (30) days prior to Tenant’s surrender of possession of the Premises (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Lab Space which complies with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards) (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, in a form reasonably acceptable to Landlord. The Exit Survey must confirm that the Lab Space is in a clean and safe condition and free and clear of any Hazardous Materials caused by Tenant or any Tenant Party. In addition, at least ten (10) days prior to Tenant’s surrender of possession of any Lab Space or as soon as practicably reasonable, Tenant shall (i) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Hazardous Material Laws (e.g., decommissioning of any radioactive licenses) and relating to any Hazardous Materials used at the Premises, and (ii) conduct a site inspection with Landlord. In the event that during the term of the Lease, in Landlord’s sole discretion, Tenant’s use of the Premises may have been in violation of Hazardous Material Laws, then Landlord may require that Tenant provide an Environmental Assessment for the Premises upon Tenant’s surrender of the Premises in addition to the Exit Survey. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions caused by Tenant’s use of the Premises which are set forth in the Exit Survey (and the Environmental Assessment as applicable) in accordance with a remediation plan reasonably approved by Landlord pursuant to Section 28(k). Tenant’s obligations under this Section 29(e) shall survive the expiration or earlier termination of this Lease.

Article 30
MISCELLANEOUS

(a) SEVERABILITY; ENTIRE AGREEMENT. ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT. THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCY OR USE OF ALL OR ANY PORTION

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OF THE BUILDING, AND NO PRIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST. THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b) Attorneys’ Fees; Waiver of Jury Trial.

(i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party the reasonable attorneys’ fees and costs incurred in such suit. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant, including, without limitation, all reasonable out-of-pocket legal fees, experts’ fees and expenses, and court costs.

(ii) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or its affiliates, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

(iii) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c) Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d) Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

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(e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building there above have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Building in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Building are hereby excepted and reserved unto Landlord.

(f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g) Use of Building Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. In the event that Landlord undertakes any additional improvements on the Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the rules and regulations (“Rules and Regulations”) attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Building, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building; provided however, Landlord shall use commercially reasonable efforts to enforce such Rules and Regulations uniformly amongst tenants of the Building. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant; provided however, Landlord shall use commercially reasonable efforts to enforce such Rules and Regulations uniformly amongst tenants of the Building. In the event of a conflict between the terms of this Lease and the terms of any Rules and Regulations, the terms of this Lease shall control.

(i) Quiet Possession. Upon Tenant’s paying the Base Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j) Rent. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

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(k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt (or refusal to accept delivery) or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery (or refusal to accept delivery), addressed follows:

LANDLORD:

OS 990 CORPORATE CENTER ASSOCIATES LLC
c/o The Lightstone Group
1985 Cedar Bridge Avenue
Lakewood, NJ 08701

With a copy to:

OS 990 CORPORATE CENTER ASSOCIATES LLC
Attention: Chris Maciejczak
E-mail: [***]

With a copy to:

Eckert Seamans Cherin & Mellott
Two International Place, 16th Floor
Boston, MA 02110
Attention: Stuart Offner
E-mail: [***]

TENANT:

KALVISTA PHARMACEUTICALS, INC.
55 Cambridge Parkway
Suite 901E
Cambridge, MA 02142
Attention: Chief Financial Officer
E-mail: [_________________________]

With a copy to:

Faber Daeufer & Itrato PC
890 Winter Street, Suite 315
Waltham, MA 02451
Attention: Brian Connelly
E-mail: [***]

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Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by written notice from Landlord to Tenant. Notices to either party shall be sent by an overnight delivery courier, return receipt provided and shall be effective upon the date of receipt or refusal.

(m) Persistent Delinquencies. In the event that Tenant shall be delinquent in the payment of Base Rent by more than ten (10) days on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant.

(n) Right of Landlord to Perform. Except as otherwise provided for in this Lease, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond the expiration of any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs actually incurred, together with interest thereon at the rate specified in Section 20(e) above from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o) Access, Changes in Building, Facilities, Name.

(i) Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Building used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable; provided that any such changes shall not reduce the size of Tenant’s Premises or access thereto and do not materially reduce, diminish or remove and common areas of amenities available to Tenant.

(iii) Landlord may adopt any name for the Building and Landlord reserves the right, from time to time, to change the name and/or address of the Building at any time.

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(p) Signing Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms.

(q) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

(r) Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed Transferees and except as may be required by Law.

(s) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. No conflicts of law rules of any state or country (including, without limitation, Massachusetts conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the Commonwealth of Massachusetts. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the Commonwealth of Massachusetts, with venue in the county in which the Building is located. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the Commonwealth of Massachusetts in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by Massachusetts and consent to the enforcement of any judgment so obtained in the courts of the Commonwealth of Massachusetts on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the Commonwealth of Massachusetts were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(t) Office of Foreign Assets Control. Tenant certifies to Landlord that (i) Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control, and (ii) Tenant shall not assign this Lease or sublease to any such person or entity or anyone acting on behalf of any such person or entity. Landlord shall have the right to conduct all reasonable searches in order to ensure compliance with the foregoing. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all claims arising from or related to any breach of the foregoing certification.

(u) Financial Statements. Within ten (10) days after Tenant’s receipt of Landlord’s written request, Tenant shall provide Landlord with current financial statements of Tenant and

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financial statements for the three (3) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the current financial statement year. Any such statements shall be prepared in accordance with generally accepted accounting principles and audited by an independent certified public accountant. The provisions of this subsection (u) shall be suspended during all periods of time in which Tenant is otherwise required to publicly disclose its financial statements.

(v) Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(w) Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any law or statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to terminate this lease or to make any repairs or to perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(x) Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

Article 31
RENOVATIONS

Tenant acknowledges and agrees that, during the Term and subject to the terms and conditions of the Lease, Landlord may (without obligation) elect to renovate the Building or portions thereof and, in connection with Landlord’s performance of such renovations, Landlord may desire to relocate and realign certain utilities, base building services and systems. Tenant acknowledges and agrees that Landlord may construct alterations and improvements to the Building, provided that in connection therewith Landlord shall utilize commercially reasonable efforts to minimize any disruption to Tenant’s use or occupancy of the Premises during any renovations, and shall not interrupt or prevent Tenant from accessing the Premises, shall not materially reduce the size of the Premises, materially increase the cost of Tenant’s operations in the Premises, or materially reduce or eliminate any of the Building’s common areas or amenities. Tenant acknowledges and agrees that the performance of any renovations or construction of any improvements in the Building by Landlord during the Term including will not be deemed an eviction, actual or constructive, of Tenant, nor shall Tenant be entitled to any abatement or reduction of Rent or any other amount payable under the Lease in connection therewith except to the extent that Tenant is unable to access or use the Premises in excess of five (5) consecutive days.

Article 32
SIGNAGE/DIRECTORY

Provided Tenant is not in default hereunder, Tenant, at Landlord’s sole cost and expense, shall have the right to the following: (i) wayfinding signage in the Building; (ii) building standard entry directory signage; (iii) building standard suite signage near the entrance to the Premises; and (iv) exterior signage on the Building to be visible from Route 9, which exterior signage shall be substantially similar in size and location to the previous Globoforce sign (collectively,

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“Tenant’s Signage”). Tenant’s Signage shall be subject to Landlord’s approval as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Building and the Building’s signage program and shall be further subject to all applicable local governmental laws, rules, regulations, codes and Tenant’s receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions. Tenant’s Signage shall be personal to the Tenant and may not be assigned to any assignee or sublessee, or any other person or entity. Landlord has the right, but not the obligation, to oversee the installation of Tenant’s Signage. The cost to maintain and operate, if any, Tenant’s Signage shall be paid for by Tenant, and Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant). Upon the expiration of the Term, or other earlier termination of this Lease, Landlord shall be responsible for any and all third-party costs incurred by Landlord arising from the removal of Tenant’s Signage, including, but not limited to, the cost to repair and restore the Building to its original condition, normal wear and tear excepted. In addition, Landlord agrees that only tenants leasing a full floor or more in the Building will have rights to exterior signage on the Building, provided that any such exterior signage may not be located on the same façade as Tenant’s signage, but may be located on the other façades of the Building, including the façade to the right of Tenant’s signage which is also visible from Route 9.

Article 33
EXTENSION OPTION

Tenant shall have one (1) option (the “Extension Option”) to extend the initial Term for one (1) extension term of five (5) years commencing at the expiration of the initial Term (the “Extension Term”). Any extension of the Term for the Extension Term shall be applicable to the entire Premises. If Tenant fails timely to exercise the Extension Option, Tenant shall have no further extension rights hereunder. If Tenant timely exercises the Extension Option as provided below, the Term shall be extended for the Extension Term, and Tenant shall pay Base Rent for the Premises during the Extension Term at a Base Rent rate equal to ninety five percent (95%) of the Fair Market Rent Rate (as defined below) for the Premises for the Extension Term as determined in accordance with the provisions of this Section set forth below. Annual Base Rent shall further increase by three (3%) percent annually during the Extension Term. Time is of the essence with respect to Tenant’s timely exercise of the Extension Option as provided herein. Any notice exercising the Extension Option must be unconditional and irrevocable in order to be effective. Except as set forth herein, Tenant’s lease of the Premises during the Extension Term shall be on all of the terms and conditions in effect for the Premises immediately prior to such extension.

The procedures for Tenant to exercise the Extension Option, and for the Extension Rent Rate (as defined below) applicable to the Extension Term to be determined, are as follows:

(a) Tenant’s Exercise Notice. If Tenant wishes to exercise the Extension Option, Tenant shall so notify Landlord no less than nine (9) months, prior to the date the initial Term is then scheduled to expire. Failure by Tenant timely to send a notice under this subparagraph (a) shall constitute an irrevocable waiver of Tenant’s right to extend the Term, understanding that time is of the essence for the giving of any such notice.

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(b) Landlord’s Response. If Tenant timely delivers a notice under subparagraph (a) above, Landlord shall furnish Tenant with Landlord’s estimate of the Base Rent rate equal to 95% of the Fair Market Rent Rate (as defined below) for the Premises for the Extension Term (once determined pursuant to the terms and provisions set forth below, the “Extension Rent Rate”, which in no event shall be less than the Base Rent rate in effect immediately prior to the Extension Term) no later than thirty (30) days following Landlord’s receipt of such notice. Within thirty (30) days after Landlord furnishes its estimate of the Extension Rent Rate to Tenant under the preceding sentence, Tenant shall, by written notice delivered to Landlord, either (i) give Landlord notice accepting Landlord’s estimate of the Extension Rent Rate for the Extension Term, or (ii) give Landlord notice disputing Landlord’s estimate of such Extension Rent Rate, which notice under clause (ii) shall state Tenant’s estimate of such Extension Rent Rate. Failure timely to give a notice disputing Landlord’s estimate of such Extension Rent Rate shall constitute an acceptance of Landlord’s determination of such Extension Rent Rate.

(c) Arbitration. If Tenant disputes Landlord’s determination of the Extension Rent Rate under subparagraph (b)(ii) above, the parties shall use good faith efforts to resolve such dispute for a period of thirty (30) days after such dispute notice is delivered. If, after such thirty (30) day period, the dispute over such Extension Rent Rate is not resolved, then either party may cause the matter of the Fair Market Rent Rate to be submitted to arbitration as set forth below, by giving notice of such submission to the other party. Each of Landlord and Tenant, within twenty (20) days after notice of such submission to arbitration, shall appoint as an arbitrator a commercial real estate broker with at least ten (10) years’ experience as a broker for first-class life sciences buildings in the suburban metro Boston, Massachusetts market, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association (“AAA”) for appointment of such an arbitrator five (5) Business Days after notice of such failure to the delinquent party if such arbitrator has not then been appointed. The two arbitrators shall, within five (5) Business Days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The arbitrators shall be charged to reach a majority written decision in accordance with the standards for Fair Market Rent Rate, within thirty (30) days after the third arbitrator is appointed, and if the arbitrators are unable to reach such a majority decision, the Fair Market Rent Rate shall be deemed to be the average of the two closest determinations made and simultaneously issued by the three arbitrators. The arbitrators shall have no authority or jurisdiction to make any other determination of such amount. Each party shall bear the costs of its appointed arbitrator; otherwise, the cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of the State of California. For any period during which the Extension Rent Rate is in dispute hereunder, Tenant shall make payment on account of the Extension Rent Rate at the rate estimated

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by Landlord as such Extension Rent Rate, and the parties shall adjust for overpayments or underpayments within thirty (30) days after the decision of the arbitrators is announced.

(d) Fair Market Rent Rate. The “Fair Market Rent Rate” for the Extension Term shall mean the annual fair market rent per square foot for the Premises for a term coterminous with the Extension Term under the terms of this Lease, as though the Premises were in the condition then existing or in such better condition as such space is required to be maintained hereunder. In making such determination, reference shall be made to lease transactions for comparable office space in the Building and comparable buildings in the Framingham office market, and appropriate adjustments to the rent rates in such comparable transactions shall be made for any relevant factors, including, without limitation, the timing of the transaction, the location and condition of the space, the quality of the Building, and any free rent, tenant improvements or other tenant concessions (or the lack thereof). Without limiting the generality of the foregoing adjustments, if the rent rate in a comparable transaction was determined based on a percentage discount to fair market rent, then the amount of such discount shall be disregarded (i.e., added back into the rental rate) for purposes of determining the Fair Market Rent Rate hereunder.

(e) Confirmatory Instrument. If Tenant shall exercise the Extension Option in accordance with this Section, the provisions of this Section shall be self-operative, but upon request by either party after determination of the Extension Rent Rate for the Extension Term, the parties shall execute an agreement specifying the Extension Rent Rate for the Extension Term and acknowledging the extension of the Term.

(f) Conditions. Notwithstanding any provision of this Section to the contrary, the Extension Option shall be void, at Landlord’s election, if at the time of exercise or upon the expiration of the Initial Term (i) Tenant is in default hereunder, after any applicable notice and cure periods have expired, at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension, or (ii) Tenant is in actual occupancy of less than seventy five percent (75%) of the Premises or at the time of Tenant’s exercise of the Extension Option more than twenty five percent (25%) of the Premises is subleased (other than pursuant to a Permitted Transfer), or an assignment of the Lease (other than in connection with a Permitted Transfer) is then in full force and effect.

Article 34
RIGHT OF FIRST OFFER

(a) Provided that (i) Tenant is not in default under the terms of this Lease, and (ii) Tenant is in actual occupancy of 70% or more of the Premises, Tenant shall have a continuing right of first offer to lease any space from time to time made available in the Building by Landlord which space is located on the First (1st ) Floor, the Second (2nd) Floor, the Third (3rd) Floor or the Fourth (4th) Floor of the Building (the “Offer Space”) as provided below. At any time that Landlord shall determine that such Offer Space or portion thereof is to be available for lease, then Landlord shall advise Tenant (the “Advice”) of the availability of such portion of the Offer Space to Tenant for the remainder of the Term of this Lease and any extensions at a Base Rent equal to the then Market Rate (hereinafter defined) for such Offer Space. Tenant may lease such Offer Space or portion thereof as set forth in the Advice in its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within ten (10) business

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days after the date of receipt of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if Tenant is in default beyond applicable cure periods after notice under the Lease at the time of Tenant’s Notice of Exercise.

(b)

(i) The term for the applicable Offer Space shall commence upon the later of ninety (90) days after the date Tenant gives its Notice of Exercise and the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that, except for Base Rent for the Offer Space, all of the terms and conditions of this Lease shall apply to the Offer Space.

(ii) Notwithstanding the foregoing, in the event that (A) Tenant’s Notice of Exercise shall have been delivered within the first twenty four (24) months of the Term of this Lease, and (B) the applicable Offer Space is not Lab Space (as defined above), the Base Rent and any Additional Rent shall be at the same rates and on the same terms as the Base Rent and Additional Rent for the original Premises, but pro-rated based on the size of the applicable Offer Space and the number of full calendar months remaining in Term as of the date Rent commences with respect to the Offer Space. If the applicable Offer Space is Lab Space the Base Rent and any Additional Rent shall be the Market Rate for Lab Space.

(iii) The applicable Offer Space (including improvements) shall be accepted by Tenant in its condition and as-built configuration existing on the date Tenant gives its Notice of Exercise, unless the Advice specifies any work to be performed by Landlord in the Offer Space, in which case Landlord shall perform such work in the Offer Space and the commencement date for the Offer Space shall not be deemed to have occurred until such work is substantially complete.

(c) The rights of Tenant hereunder with respect to such Offer Space described in the applicable Advice shall terminate on Tenant's failure to exercise its Right of First Offer within the ten (10) business day period provided above.

(d) For purposes hereof, the Market Rate shall mean the then annual rental rate per square foot as determined by Landlord and as set forth by Landlord in the Advice, for space comparable to the Offer Space in the Building and other buildings comparable to the Building.

(e) Notwithstanding anything herein to the contrary, Tenant's Right of First Offer is subject and subordinate to the any existing expansion rights (whether such rights are designated as a right or first offer, right of first refusal, expansion option or otherwise) of any tenant of the Property under its lease as existing on the date hereof, and to the right of Landlord to renew or to extend the lease of any tenant then already in occupancy whether or not pursuant to an existing right of extension.

(f) Notwithstanding anything herein to the contrary, if Tenant does not timely give a Notice of Exercise with respect to any Offer Space or Tenant declines to exercise its option to lease the Offer Space, Landlord shall not lease any of such Offer Space without again giving Tenant an Advice and its first offer rights under this section if Landlord has not entered into a binding and effective lease of the entire Offer Space to a single tenant within twelve (12) months after the Advice.

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Article 35
TEMPORARY SPACE

(a) Tenant shall lease temporary space from Landlord on the fourth (4th) floor of the Building, agreed to consist of 27,681 rentable square feet of space, as identified in Exhibit G attached hereto (the “Temporary Space”), during the period commencing on the Effective Date of this Lease and ending thirty (30) days after the Commencement Date. Rent for the Temporary Space shall be in the amount of $81,612.92 per month, provided that all such rent shall be abated in accordance with Section 35(c) below. Tenant has inspected the Temporary Space and shall accept such space in its “as is” condition, which condition shall be substantially similar to the condition of other similar space in the Building, and Tenant shall be prohibited from moving any walls or other structures. Landlord shall install temporary furniture which Tenant may lease, at Landlord’s expense, from its furniture vendor for Tenant’s use in the Temporary Space. Tenant shall be permitted to make purely cosmetic alterations to such space at Tenant’s sole expense, subject to the conditions set forth in this Lease, provided that Tenant shall remove any such alterations as directed by Landlord at the termination of such temporary occupancy, and surrender the Temporary Space in the substantially same condition as on the Effective Date of this Lease.

(b) Tenant will vacate the Temporary Space no later than thirty (30) days after the Commencement Date for the Premises, and in the event that Tenant does not vacate the temporary space by that date, (i) rent will be payable to Landlord, thereof at the same holdover rates as set forth for the Premises in this Lease prorated on a per square foot basis, and (ii) such failure shall constitute an Event of Default under this Lease. Tenant’s use and occupancy of the Temporary Space shall be on the same terms and conditions set forth in this Lease, including Landlord's obligation to provide those services set forth herein, revocable by Landlord at any time in the event of a Default by Tenant under the terms of this Lease. Tenant’s right to occupy the Temporary Space shall terminate thirty (30) days after the Commencement Date, or if prior to the Commencement Date there has been an Event of Default by Tenant the right to occupy the Temporary Space shall terminate on the date of such Default.

(c) Provided Tenant shall not have been otherwise in default of any of its obligations under this Lease beyond any applicable cure or grace period, this Lease remains in full force and effect, and Tenant shall have provided all the information and approvals reasonably required of Tenant in accordance with the Tenant Work Letter set forth in Exhibit D, each to the extent then applicable, Landlord waives the payment of rent for the Temporary Space.

[Signatures appear on following page.]

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Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Lease, cons1stmg of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as a sealed instrument as of the date first above written.

“LANDLORD”	OS 990 CORPORATE CENTER ASSOCIATES LLC, a Delaware limited liability company

	By:	/s/ Joseph E. Teichman
Print Name: Joseph E. Teichman
Title: Executive Vice President

“TENANT”	KALVISTA PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Benjamin L. Palleiko
Print Name: Benjamin L. Palleiko
Title: Chief Executive Officer